                                                                   Exhibit 10.04


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into, effective for all purposes and in all respects as of the 1st day of December, 1998, by and between U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "Company"), and ROBERT POIRIER ("Employee").


                                R E C I T A L S

     A. Employee is currently employed in the capacity as Chief Executive Officer, President and Chairman of the Board of the Company, under the terms and conditions of an Employment Agreement, dated as of April 22, 1997, between the parties, which agreement was amended on August 6, 1997 (the "Prior Agreement").

     B. The parties desire to continue the employ of the Employee in such capacity under the terms and conditions set forth in this Agreement, which Agreement supersedes the Prior Agreement in its entirety.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1.   Employment and Duties.
          ---------------------

          (a) The Company hereby employs Employee as Chief Executive Officer of the Company. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a chief executive officer, president and chairman of the board and will report directly to the Board of Directors of the Company (the "Board") or such committee as may be designated by the Board. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business of the Company.

          (b) The Company shall use its best efforts to cause Employee to be elected to the Board and serve as its Chairman throughout the Term and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire. If requested by the Board, Employee shall serve as a member of the board of directors of any one or more subsidiaries of the Company.

          (c) Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

          (d) Employee shall not, during the Term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder; provided that, with the approval of the Board (which approval shall not unreasonably be withheld), from time to time, Employee may serve, or continue to serve, on the board of directors of, and hold any other offices or positions, in companies or organizations, which in the Board's judgment, will not present any conflict of interest with the Company, its subsidiaries or affiliates, or materially adversely affect the performance of Employee's duties pursuant to this Agreement.. However, the foregoing limitations shall not be construed as prohibiting Employee from making and managing personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made, nor violate the terms of paragraph 5 hereof.

     2.   Cash Compensation.  For all services rendered by Employee hereunder,
          -----------------
the Company shall compensate Employee as follows:

          (a) Base Salary.  Effective as of the date hereof, the base salary
              -----------
payable to Employee during the Employment Period shall be at the per annum rate
                                                                 --- -----
of Five Hundred Thousand Dollars ($500,000), payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. On at least an annual basis, the Company will consider increases (but not decreases) to Employee's base salary. In considering such increases, the Company shall take into account the William M. Mercer Executive Compensation Survey for the most recently available year.

          (b) Incentive Bonus.  For the Company's 1998 fiscal year, the Company
              ---------------
shall determine, in its discretion, the annual bonus, if any, that shall be payable in respect of the performance of the Company and Employee in 1998. For each fiscal year thereafter that ends during the Term, Employee shall be entitled to receive an annual bonus of no less than 50% of Employee's base salary then in effect, if the Company's consolidated earnings per share for such year (after giving effect to all annual bonuses) equals or exceed analysts' consensus estimates (as provided by First Call) for such year as an in effect on January 1 of such year. Additionally, at the sole discretion of the Company, Employee may be considered for an additional annual bonus based upon the achievement of annual Company and/or individual performance goals to be set by the Company. Notwithstanding anything contained in this Agreement to the contrary (including paragraph 7 hereof), if (A) Employee's employment hereunder has terminated for any reason, except by the Company for cause (as defined below) or by Employee voluntarily without good reason (as defined below) prior to the end of a given fiscal year, or (B) if Employee's employment terminates for any reason at the expiration of the Term of this Agreement, Employee shall receive (at the time bonuses are normally paid) the annual incentive bonus, if any, that would have been paid for such fiscal year had Employee remained employed until the end of such year, multiplied by a fraction, the numerator of which is the number of complete months of such fiscal year during which Employee was employed with the Company, and the denominator of which is twelve.

     3.   Stock Options.  Employee shall be granted stock options or other
          -------------
awards during the Employment Period pursuant to the Company's 1997 Long Term Incentive Plan as determined in the discretion of the Compensation Committee. Upon a termination of Employee's employment by the Company without cause pursuant to paragraph 7(b)(iv) or by the

Employee for good reason pursuant to paragraph 7(b)(v), all outstanding unvested options held by Employee shall become fully vested and all options will remain exercisable for the three year period following such termination. Upon Employee's termination of employment pursuant to paragraph 7(b)(v) without good reason, or if Employee's employment is terminated by the Company for cause under circumstances described in clause (A) or (B) of paragraph 7(b)(iii), all unvested options shall immediately terminate and all vested options will remain exercisable for the 180-day period following such termination. If Employee's termination is by reason of death or disability pursuant to paragraph 7(b)(i) or
(ii), all unvested options shall become fully vested and all options will remain exercisable for the one year period following such termination. Upon termination of Employee's employment for cause under circumstances described in clause (C) or (D) of paragraph 7(b)(iii), all outstanding options, whether or not vested, shall immediately terminate. All exercisable options may be exercised through a broker-assisted "cashless" exercise arrangement to be made available by the Company. Notwithstanding the foregoing, no option may be exercisable beyond expiration of the term of such option. Upon a Change in Control (as defined in the Company's 1997 Long Term Incentive Plan), all outstanding unvested options held by Employee shall become fully vested unless Section 7(g)(i) of such plan applies. This Section 3 shall not apply to the option for 60,000 shares of stock granted to Employee on the first anniversary of the Company's initial public offering, as such option shall remain subject to its original terms.

     4.   Benefits, Executive Perquisites and Expense Reimbursement.   During
          ---------------------------------------------------------
the Employment Period, Employee shall be entitled to receive additional benefits from the Company in such form and to such extent as specified below.

          (a) The Company shall provide an automobile for Executive's use, such automobile to be of a make and model that is appropriate for Employee's position and status with the Company.

          (b) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Company and participation in all other Company-wide employee benefits as available from time to time. Supplemental insurance coverages (i.e., life and disability) shall be provided at such levels as shall be agreed between the Company and Employee.

          (c) The Company shall reimburse Employee for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. In addition, the Company shall reimburse Employee up to $25,000 for the reasonable legal fees and disbursements of not more than one counsel in connection with the negotiation and execution of this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

          (d) The benefits, payments or reimbursements provided for in this paragraph 4 shall be subject to informational reporting and standard withholding deductions as required by law as determined by the Company in its reasonable discretion.

     5.   Non-Competition Agreement.
          -------------------------

          (a) Employee will not, during the period of his employment by or with the Company, and, for a period equal to one (1) year following the termination of his employment under this Agreement or upon its expiration pursuant to paragraph 7(c) (or, if greater, for the period during which Employee is entitled to continuing payment of base salary pursuant to paragraph 7(b)), for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

               (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Company including without limitation the importing, brokerage, shipping or marketing of floral products, or any business engaging in the consolidation of the floral industry, within the United States of America or the European Community (the "Territory");

               (ii) call upon any Person who is, at that time, within the Territory, an employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

               (iii) call upon any Person who is, at that time, or has been, within one year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory; or

               (iv) on Employee's own behalf or on behalf of any competitor, call upon any Person who during the one-year period prior to that time was either called upon by the Company as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company.

No provision of this paragraph 5(a) shall be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or on an over-the-counter market.

          (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law, in equity or under this Agreement, may be enforced by the Company in the event of the breach or threatened breach by Employee, by injunctions and/or restraining orders.

          (c) It is agreed by the parties that the covenants contained in paragraphs 5(a) and 5(b) hereof impose a reasonable restraint on Employee in light of the activities and business of the Company (including the Company's affiliates) on the date of the execution of this Agreement and the current plans of the Company (including the Company's affiliates).

          (d) The covenants in this paragraph 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

          (e) All of the covenants in this paragraph 5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period stated in paragraph 5(a) hereof, during which the agreements and covenants of Employee made in this paragraph 5 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 5.

          (f) Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in paragraph 5(a) hereof, the period of time for which Employee shall be prohibited pursuant to paragraph 5(a) hereof shall be the maximum time permitted by law. However, in the event that the time period specified by paragraph 5(a) hereof shall be so reduced, then, notwithstanding the provisions of paragraph 7(b)(iv) hereof, Employee shall be entitled to receive from the Company his base salary at the rate then in effect solely for the time period during which the provisions of paragraph 5(a) hereof shall be enforceable under the provisions of such applicable law, ruling or order.

          (g) For purposes of this Section 5, references to "the Company" shall mean U.S.A. Floral Products, Inc., together with its subsidiaries and affiliates.

          (h) Notwithstanding anything contained herein to the contrary, upon Employee's termination of employment for any reason that occurs within a two year period following a Change in Control (as defined in the Company's 1997 Long Term Incentive Plan), this Section 5 shall cease to apply.

     6.   Place of Performance.  During the Term, Employee's principal offices
          --------------------
shall be located in the greater Washington, D.C. metropolitan area.

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     7.   Term; Termination; Rights on Termination.
          ----------------------------------------

          (a) This Agreement shall have a term of three years, commencing as of the date hereof and ending on the third anniversary of the date hereof. Such three year period is referred to herein as the "Term", and the period during the Term, prior to termination of the Employee's employment pursuant to paragraph 7(b), is referred to herein as the "Employment Period".

          (b) The Employee's employment hereunder may be terminated during the Term in any one of the followings ways:

               (i) Death.  Upon death of Employee, no severance compensation due
                   -----
     to Employee's estate.

               (ii  Disability.  If, as a result of incapacity due to physical
                    ----------
     or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty (30) days after written notice to Employee (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder, provided that Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect, and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have
     concurred in the conclusion of Employee's doctor.   In the event the
     Employee's employment is terminated as a result of Employee's disability, Employee shall receive from the Company the base salary, at the rate then in effect, and the additional benefits and requirements described in paragraph 4, for whatever time period is remaining under the Term, payable over the remaining period of the Term and otherwise in accordance with the provisions of this Agreement.

               (ii  Cause. Employee's employment shall terminate thirty (30)
                    -----
     days after written notice to Employee specifying "cause" therefor. For purposes of this Agreement, the term "cause" shall mean and refer to: (A) Employee's willful and material breach of this Agreement (continuing for thirty (30) days after receipt of written notice of need to cure); (B) Employee's gross negligence in the performance or intentional nonperformance (continuing for thirty (30) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (C) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (D) Employee's conviction of a felony or other crime involving moral turpitude; or (E) chronic alcohol or illegal drug abuse by Employee.
     For purposes of this definition of "cause," no act, or failure to act, on Employees's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's act, or failure to act, was in the best interest of the Company. In the event of a termination for cause, as enumerated above, Employee shall have no right to any severance compensation.

               (iv  Without Cause.   The Company may, without cause, terminate
                    -------------
     the Employee's employment, effective thirty (30) days after written notice
     is provided to Employee.   Should Employee be terminated by the Company
     without cause, subject to paragraph 5(f) hereof, Employee shall receive from the Company the base salary, at the rate then in effect at the time of such termination, and coverage under Company -provided insured welfare arrangements on the same basis as such benefits were provided at the time of such termination for the period remaining in the Term or one (1) year, whichever is greater; provided, however, should such termination occur
                           --------  -------
     within a two year period following a Change in Control (as defined in the Company's 1997 Long Term Incentive Plan as in effect on the date hereof, unless any change in the definition is more advantageous to Employee), in lieu of the amount to be provided above, the Employee shall receive, within five (5) days of such termination, a lump sum payment equal to three (3) times Employee's annual base salary in effect at the time of such termination or at the time of the Change in Control, whichever is greater, plus coverage under Company -provided insured welfare arrangements on the same basis as such benefits were provided at the time of such termination for three (3) years.

               (v) Resignation.   The Employee may resign at any time.  If
                   -----------
     Employee resigns or otherwise terminates his employment without "good reason"pursuant to this paragraph 7(b)(v), Employee shall receive no severance compensation. If the Employee's resignation or other termination is for good reason, then Employee shall be entitled to the amounts and benefits as if his employment were terminated without cause pursuant to paragraph 7(b)(iv) (including, if Employee terminates his employment for good reason within a two (2) year period following a Change in Control, a lump sum payment equal to three (3) times Employee's annual base salary in effect at the time of such termination or at the time of the Change in Control, whichever is greater, plus coverage under Company-provided insured welfare arrangements on the same basis as such benefits were provided at the time of such termination for three (3) years). For purposes of this Agreement, good reason shall mean and refer to the Company's material breach of any provision of this Agreement (continuing for thirty (30) days after receipt of written notice of need to cure) including, but not by way of limitation, a diminution in, or assignment to Employee of any duties, responsibilities or reporting relationship that are inconsistent with the nature or status of Employee's duties, responsibilities or functions from those in effect at the commencement of the Term, which shall include his status as the Chairman of the Board.

          (c) If, upon expiration of the Term, the Company terminates Employee's employment, or Employee resigns because the Company fails to offer Employee continued employment on at least as favorable terms and conditions as were in effect immediately prior to such expiration (without regard to the length of the original term), then Employee shall be entitled to the amounts and benefits as if his employment were terminated without cause immediately prior to the expiration of the Term pursuant to paragraph 7(b)(iv).

          (d) Upon termination of the Employee's employment for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraphs 7 and 10 herein and Employee's obligations under paragraphs 5, 7, 8, 9 and 11 herein shall survive such termination in accordance with their terms.

          (e) The Company agrees that, if the Executive's employment by the Company is terminated during the Term, the Executive is not required to seek other employment, or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to paragraph 7(b). Further, the amount of any payment or benefit provided for in such paragraph 7(b) shall not be reduced by any compensation or benefits earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, for any breach or alleged breach of any covenant contained in this or any other agreement, or otherwise. Notwithstanding the foregoing, continued payments and benefits pursuant to paragraph 7(b)(iv) shall be subject to Employee's compliance with paragraph 5(a).

     8.   Return of Company Property.  All records, designs, patents, business
          --------------------------
plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company (including the respective affiliates thereof) or their representatives, vendors or customers which pertain to the business of the Company (including the respective affiliates thereof) shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Employee or otherwise in Employee's possession or control shall be delivered promptly to the Company, without request by the Company, upon termination of Employee's employment hereunder.

     9.   Inventions.  Employee shall disclose promptly to the Company any and
          ----------
all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company and which are conceived as a result of his employment by the Company. Employee hereby assigns and agrees to assign all of his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

     10.  Trade Secrets.  Employee is employed hereunder by the Company in a
          -------------
confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company and its affiliates, customers, relationships or agreements with their respective vendors or customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and its affiliates, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and its affiliates; any and all of such information are trade secrets and constitute the valuable goodwill of the Company and its affiliates. Employee agrees that he will not, during or after the Term, disclose any of such information and/or trade secrets, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

     11.  Indemnification.  In the event Employee is made a party to any
          ---------------
threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal or fraudulent acts which materially damage the business of the Company.

     12.  No Prior Agreements.  Employee hereby represents and warrants to the
          -------------------
Company that the execution of this Agreement or the Prior Agreement by Employee and his employment by the Company and the performance of his duties hereunder or thereunder will not violate or be a breach of any written agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any written noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement or the Prior Agreement. The Company agrees to indemnify Employee for the cost and expense of any claim, including, but not limited to, attorneys' fees and expenses of investigation, brought by Employee's former employer against Employee based upon or arising out of the Company's employment of Employee and not otherwise related, directly or indirectly, to any written agreement between Employee and his former employer.

     13.  Assignment; Binding Effect.  Employee understands that he has been
          --------------------------
selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

     14.  Complete Agreement.  This Agreement is not a promise of future
          ------------------
employment. Employee is and shall be an employee at-will and the Company may terminate this Agreement at any time, with or without cause, subject to the Company's obligations under paragraph 7 above. Employee has no oral representations, understandings or agreements with the Company or any of its officers or representatives covering the same subject matter as this Agreement. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

     15.  Notice.  Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:

To the Company:     U.S.A. Floral Products, Inc.
                    1025 Thomas Jefferson Street, N.W.
                    Suite 600 West
                    Washington, D.C. 20007

                    Attn:  Chief Financial Officer

With a copy to:     Morgan, Lewis & Bockius LLP
                    One Oxford Centre
                    301 Grant Street
                    Pittsburgh, PA  15219

                    Attn:  David Gerson

To Employee:        Robert Poirier
                    4920 Rockwood Parkway
                    Washington, DC  20016

With a copy to:     Rogers & Wells LLP
                    200 Park Avenue
                    New York, New York 10166

                    Attn:  John Dadakis

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first-class mail, certified, return-receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

     16.  Severability; Headings.  If any portion of this Agreement is held
          ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     17.  Arbitration.  Except to the extent necessary for the Company to avail
          -----------
itself of its remedies pursuant to paragraph 5, any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof, nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon, in the event the arbitrators determine that Employee was terminated without disability or cause, as defined in paragraphs 7(b)(ii) and 7(b)(iii), respectively, or Employee resigned for good reason as defined in paragraph 7(b)(v), or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. The arbitration proceeding shall be held in the city where the Company's corporate headquarters is located.

     18.  Governing Law.  This Agreement shall in all respects be governed by
          -------------
and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.

ATTEST:                         COMPANY:
                                -------

                                U.S.A. FLORAL PRODUCTS, INC.,
                                   a Delaware corporation



                                By:  /s/ Edward J. Mathias
_____________________________      _____________________________
                                             Edward J. Mathias


                                By: /s/ Jonathan J. Ledecky
_____________________________      _____________________________
                                            Jonathan J. Ledecky

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WITNESS:                        EMPLOYEE:
                                --------

                                 /s/  ROBERT POIRIER
_____________________________   ________________________________(SEAL)
                                      ROBERT POIRIER

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